                        POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Joseph W. La Barge and Lisa A. Hanssen signing singly, the undersigneds true and lawful attorney in fact to

     (1)  execute for and on behalf of the undersigned, in the undersigneds capacity as an officer and/or director of PMA Capital Corporation (the

Company), Forms 3, 4 and 5 in accordance with Section 16(a) of the

Securities Exchange Act of 1934 and the rules thereunder and any other forms or reports the undersigned may be required to file in connection with the undersigneds ownership, acquisition, or disposition of securities of the Company,

    (2)  do and perform any and all acts for and on behalf of the undersigned, which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report, and timely file such form or report with the United States Securities and Exchange Commission and any stock exchange or similar authority, and

    (3)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion.

    The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present,

with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned,

are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange

Act of 1934.

     This Power of Attorney supercedes and revokes any and all prior powers of attorney grant by the undersigned with respect to the subject matter contained herein.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and

5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 3rd day of March, 2005.

                           /s/ Charles T. Freeman                                   Charles T. Freeman